Exhibit 4.8

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT , MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO AVADIM HEALTH, INC. IF PUBLICLY DISCLOSED.

AMENDMENT NO. 3 TO CREDIT AGREEMENT*

THIS AMENDMENT NO. 3 TO CREDIT AGREEMENT (this “Amendment”), is made and entered into as of December 31, 2019, by and among AVADIM HEALTH, INC., a Delaware corporation (the “Borrower”), the Guarantors (capitalized terms used, but not defined in this preamble and the recitals below have the meanings given to them in Section 1 below), the Lenders party hereto and HAYFIN SERVICES LLP (in its individual capacity, “HFS”), as administrative agent (in such capacity, including any successor thereto, the “Administrative Agent”) and as collateral agent (in such capacity, including any successor thereto, the “Collateral Agent”) for the Lenders.

PRELIMINARY STATEMENT:

WHEREAS, pursuant to that certain Credit Agreement, dated as of October 5, 2018 (as amended by Amendment No. 1 to Credit Agreement dated as of June 14, 2019 and as amended by Amendment No. 2 to Credit Agreement and Limited Waiver dated as of September 25, 2019 or otherwise modified prior to the date hereof, the “Existing Credit Agreement”; the Existing Credit Agreement, as amended by this Amendment, and as the same may be further amended, restated, extended, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among the Borrower, the Lenders from time to time party thereto, the Administrative Agent and the Collateral Agent, the Lenders committed to make certain loans and other financial accommodations to the Borrower upon the terms and conditions set forth therein; and

WHEREAS, the Borrower and the other Loan Parties have requested that the Administrative Agent and the Lenders amend certain provisions of the Existing Credit Agreement to, among other things, amend and restate certain covenants appearing therein to allow for the issuance of the 2019 Convertible Notes (as defined in the Credit Agreement), and subject to the terms and conditions of this Amendment, the Administrative Agent and the Lenders have agreed to make such amendments;

NOW, THEREFORE, in consideration of the premises, the covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, pursuant to Section 9.08 of the Existing Credit Agreement, the Borrower, the Guarantors, the Required Lenders and the Administrative Agent do hereby agree as follows:

1.    DEFINITIONS.

a.    Definitions. The following terms (whether or not underscored) when used in this Amendment, including its preamble and recitals, shall have the following meanings (such definitions to be equally applicable to the singular and plural forms thereof):

“Administrative Agent” is defined in the preamble.

“Amendment” is defined in the preamble.

*	Exhibits and schedules have been omitted pursuant to Item 601(a)(5) of Regulation S-K and will be furnished on a supplemental basis to the Securities and Exchange Commission upon request.

“Borrower” is defined in the preamble.

“Credit Agreement” is defined in the recitals.

“Existing Credit Agreement” is defined in the recitals.

“Lenders” means each lender from time to time party to the Credit Agreement.

“Third Amendment Effective Date” means the date on which the conditions precedent to the effectiveness of this Amendment as specified in Section 3 herein have been satisfied.

b.    Other Definitions. Unless otherwise defined herein or the context otherwise requires, capitalized terms used in this Amendment, including its preamble and recitals, have the meanings provided in the Existing Credit Agreement, as amended by this Amendment.

c.    Other Interpretive Provisions. The rules of construction in Section 1.02 of the Credit Agreement shall be equally applicable to this Amendment.

2.    AMENDMENTS TO THE CREDIT AGREEMENT. Subject to the terms and conditions of this Amendment, including, without limitation, the satisfaction of the conditions precedent specified in Section 3 below, the Existing Credit Agreement is hereby amended as follows (and is hereby waived as provided in clause (h) below):

a.    Section 1.01 of the Existing Credit Agreement, Defined Terms, is hereby amended by adding the following new definitions in proper alphabetical order:

“2019 Convertible Notes” means those certain convertible notes of the Borrower issued pursuant to the 2019 Convertible Notes Documentation in an aggregate principal amount up to $10,000,000; provided that such 2019 Convertible Notes (i) shall at all times remain unsecured, (ii) shall not mature at any time prior to the later of January 4, 2024 or the date that is at least 91 days after the Latest Maturity Date, (iii) shall not require any cash interest payments prior to maturity, but may accrue interest prior to maturity that may be paid in-kind, and (iv) shall be subordinated in right of payment to the Loans and the other Obligations upon terms and documentation acceptable to the Administrative Agent.

“2019 Convertible Notes Documentation” means the documentation in the form attached as Exhibit A to the Third Amendment and upon such other terms and conditions satisfactory to the Administrative Agent.

“Third Amendment” means that certain Amendment No. 3 to Credit Agreement, dated as of December 31, 2019, by and among the Borrower, the other Loan Parties party thereto, the Lenders party thereto and the Administrative Agent.

b.    Section 1.01 of the Existing Credit Agreement, Defined Terms, is hereby further amended by amending and restating the following definitions therein:

“Total Leverage Ratio” shall mean, on any date, the ratio of (i) Consolidated Indebtedness (excluding Indebtedness pursuant to the 2019 Convertible Notes) on such date to (ii) Consolidated EBITDA for the Test Period most recently ended on or prior to such date.

c.    Section 6.01 of the Existing Credit Agreement, Indebtedness, is hereby amended by deleting the word “and” at the end of clause (m), deleting the period and adding a semicolon and the word “and” at the end of clause (n), and adding the following new clause (o):

“(o)    the 2019 Convertible Notes.”

d.    Section 6.09(b) of the Existing Credit Agreement, Other Indebtedness and Agreements, is hereby amended by deleting such clause (b) in its entirety and replacing it with the following new clause (b):

“(b)    Directly or indirectly change or amend the terms of any Indebtedness subordinated to the Obligations (if any), without the prior written consent of the Administrative Agent.”

e.    Section 6.09(c) of the Existing Credit Agreement, Other Indebtedness and Agreements, is hereby amended by deleting such clause (c) in its entirety and replacing it with the following new clause (c):

“(c)    Make any distribution, whether in cash, property, securities or a combination thereof, in respect of, or pay, or commit to pay, or directly or indirectly redeem, repurchase, retire or otherwise acquire for consideration, or set apart any sum for the aforesaid purposes, any Indebtedness subordinated to the Obligations (if any) or Indebtedness secured by a junior priority Lien, except (i) regularly scheduled payments of interest paid in-kind as and when due; provided that such payment is not prohibited by any subordination provisions applicable thereto, (ii) payments of intercompany Indebtedness permitted under Section 6.01, and (iii) solely with respect to the 2019 Convertible Notes, the conversion of the 2019 Convertible Notes into Common Stock of the Borrower pursuant to the terms of the 2019 Convertible Notes Documentation.”

f.    Section 6.10(b) of the Existing Credit Agreement, Minimum Consolidated EBITDA, is hereby amended by deleting such clause (b) in its entirety and replacing it with the following new clause (b):

“(b)    Minimum Consolidated EBITDA. Commencing with the fiscal quarter ending December 31, 2018 and ending on the earlier of (x) the last fiscal quarter ending prior to the Maturity Date and (y) the last fiscal quarter ending prior to the effective date of a Qualified Public Offering and for which financial statements are required to be delivered pursuant to Section 5.04(c) prior to that Qualified Public Offering, permit the Consolidated EBITDA of the Borrower and its Subsidiaries for the twelve consecutive month period ended on the last day of each fiscal quarter set forth below to be less than the amount set forth opposite the last day of such fiscal quarter:

Fiscal Quarter Ending on or About	Minimum EBITDA
December 31, 2018	$	[***	]
March 31, 2019	$	[***	]
June 30, 2019	$	[***	]
September 30, 2019	$	[***	]
December 31, 2019	$	[***	]
March 31, 2020	$	[***	]
June 30, 2020	$	[***	]
September 30, 2020	$	[***	]
December 31, 2020	$	[***	]
March 31, 2021	$	[***	]

Fiscal Quarter Ending on or About	Minimum EBITDA
June 30, 2021	$	[***	]
September 30, 2021	$	[***	]
December 31, 2021	$	[***	]
March 31, 2022	$	[***	]
June 30, 2022	$	[***	]
September 30, 2022	$	[***	]
December 31, 2022	$	[***	]
March 31, 2023	$	[***	]
June 30, 2023 and the last day of each fiscal quarter ending thereafter	$	[***	]

g.    Line A of the Calculation of Total Leverage Ratio set forth on Attachment 3 to Exhibit E to the Credit Agreement, Form of Compliance Certificate, is hereby amended by adding “(excluding Indebtedness pursuant to the 2019 Convertible Notes)” after the words “Consolidated Indebtedness”. Attached hereto as Annex I is Exhibit E, as so amended.

h.    Any noncompliance with the requirements of Section 6.10(b), as in effect before giving effect to this Amendment, for the period ending December 31, 2019, that may have occurred at any time prior to the time this Amendment becomes effective, and any Event of Default under Section 7.01(d) that may have occurred solely as a direct result of such noncompliance, is hereby waived.

3.    CONDITIONS PRECEDENT TO EFFECTIVENESS OF THIS AMENDMENT. The effectiveness of this Amendment, including, without limitation, the amendments provided in Section 2 above, is subject to the satisfaction of the following conditions precedent (the date on which such conditions are satisfied is herein referred to as the “Third Amendment Effective Date”):

(a)    The Administrative Agent’s receipt of the following, each of which shall be originals or telecopies or “.pdf” or “.tif” copies unless otherwise specified, each properly executed by a Responsible Officer of the signing Loan Party, each dated the Third Amendment Effective Date (or, in the case of certificates of governmental officials, a recent date before the Third Amendment Effective Date):

(i)    one or more counterparts of this Amendment duly executed and delivered by Borrower, the Guarantors, the Administrative Agent and the Lenders;

(ii)    (1) a certificate of the Secretary, Assistant Secretary or other Responsible Officer of each Loan Party dated the Third Amendment Effective Date and certifying (A) that attached thereto is a copy of the certificate or articles of incorporation or organization or articles of association or other constituting document, including all amendments thereto, of each Loan Party, as certified as of a recent date by the Secretary of State of the state of its organization (or a certification by such Responsible Officer that there have been no amendments to such constituting document since the Second Amendment Effective Date), (B) that attached thereto is a true and complete copy of the by-laws or other governing document of such Loan Party as in effect on the Third Amendment Effective Date and at all times since a date prior to the date of the resolutions described in clause (C) below, (C) that attached thereto is a true and complete copy of resolutions duly adopted by the Board of Directors or similar governing body of such Loan Party authorizing the execution, delivery and performance of the Loan Documents, as amended by this Amendment, to which such Person is a party and that such resolutions have not been modified, rescinded or amended and are in full force and effect, (D) that the certificate or articles of incorporation or organization or other constituting documents of such Loan Party have not been amended since the date of the last amendment thereto shown on the certificate or articles of incorporation or organization furnished pursuant to clause (A) above, (E) that attached thereto is a true and complete copy of the good standing certificate (or equivalent) of such Loan Party under the laws of its jurisdiction of incorporation, organization or formation (or equivalent), as applicable, and (F) to the extent applicable in the Relevant Jurisdiction, as to the incumbency and signature of each officer executing this Amendment, any other Loan Document or any other document delivered in connection herewith on behalf of such Loan Party, and (2) to the extent applicable in the Relevant Jurisdiction, a certificate of another officer as to the incumbency and signature of the Secretary, Assistant Secretary or other Responsible Officer executing the certificate pursuant to clause (1) above;

(iii)    officer’s certificate, dated the Third Amendment Effective Date and signed by a Financial Officer of the Borrower, confirming compliance with the conditions precedent set forth in this Section 3.

(b)    All representations and warranties by any Loan Party contained in this Amendment, in the Credit Agreement and in any other Loan Document are true and correct in all material respects (without duplication of any materiality qualifier contained therein) as of the Third Amendment Effective Date, except to the extent that such representation or warranty expressly relates to an earlier date (in which event such representations and warranties were true and correct in all material respects (without duplication of any materiality qualifier contained therein) as of such earlier date).

(c)    The Administrative Agent shall have received payment in full in cash of all fees, costs and expenses due and payable on the date hereof pursuant to Section 9.05 of the Credit Agreement.

4.    REPRESENTATIONS AND WARRANTIES. The Borrower and each other Loan hereby represents and warrants to the Administrative Agent and the Lenders as follows:

(a)    Representations and Warranties. Both before and immediately after giving effect to this Amendment, each of the representations and warranties contained in contained in Article III of the Credit Agreement and in the other Loan Documents is true and correct in all material respects (provided, that if any representation or warranty is by its terms qualified by concepts of materiality or Material Adverse Effect, such representation and warranty shall be true and correct in all respects) on the date hereof with the same effect as if then made (except to the extent stated to relate to a specific earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date; provided, that if any representation or warranty is by its terms qualified by concepts of materiality or Material Adverse Effect, such representation and warranty shall be true and correct in all respects), and no Default or Event of Default has occurred and is continuing or would immediately result after giving effect to this Amendment.

(b)    Binding Effect of Documents. This Amendment and each other Loan Document delivered in connection herewith have been duly executed and delivered to the Administrative Agent, for the benefit of the Administrative Agent and the Lenders, by the Borrower and each other Loan Party party hereto and, this Amendment and the Loan Documents, as amended by this Amendment, constitute, legal, valid and binding obligations of such Loan Party enforceable against such Loan Party in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization and other similar Requirements of Laws relating to or affecting creditors’ rights generally, concepts of reasonableness and general equitable principles.

(c)    Authorization; No Contravention. The execution and delivery of this Amendment and the Loan Documents delivered in connection herewith, and the performance of this Amendment, the Existing Credit Agreement, as modified hereby, and the Loan Documents as amended by this Amendment, by the Borrower and each other Loan Party party hereto or thereto (a) have been duly authorized by all requisite corporate or other organizational powers and, if required under the laws of the jurisdiction of its organization, any provision of the certificate or articles of incorporation or articles of association or other constitutive documents or by-laws, as applicable, stockholder action with respect to the Loan Parties and their Subsidiaries and (b) will not (i) violate (A) any provision of Requirements of Law, statute, rule or regulation, (B) any provision of the certificate or articles of incorporation or articles of association or other constitutive documents or by-laws, as applicable, of the Borrower, any Loan Party or any Subsidiary, (C) any applicable order of any Governmental Authority or (D) any provision of any indenture, agreement or other instrument to which the Borrower or any Subsidiary is a party or by which any of them or any of their property is or may be bound, (ii) be in conflict with, result in a material breach of or constitute (alone or with notice or lapse of time or both) a default under, or give rise to any right to accelerate or to require the prepayment, repurchase or redemption of any obligation under any such material indenture, agreement or other instrument governing Indebtedness or (iii) result in the creation or imposition of any Lien upon or with respect to any property or assets now owned or hereafter acquired by the Borrower or any Subsidiary (other than any Lien created hereunder or under the Security Documents), except (1) in the case of clauses (b)(i)(A), (b)(i)(D) and (b)(ii) to the extent such violation would not reasonably be expected to have a Material Adverse Effect and (2) in the case of clause (b)(iii), to the extent such Lien is expressly permitted hereunder.

(d)    Governmental Authorization; Other Consents. No action, consent or approval of, registration or filing with or any other action by any Governmental Authority is or will be required in connection with the execution and delivery of this Amendment and the other Loan Documents delivered in connection herewith, or the performance by, or enforcement against, any Loan Party of this Amendment, the Existing Credit Agreement, as modified hereby, or and the Loan Documents, as amended by this Amendment, other than those that have already been obtained and are in full force and effect.

5.    PROVISIONS OF GENERAL APPLICATION.

(a)    Loan Document. The parties hereto acknowledge, confirm and agree that this Amendment shall constitute a Loan Document under the Credit Agreement.

(b)    Effect of this Amendment. On and after the Third Amendment Effective Date, each reference in the Credit Agreement to “this Agreement,” “herein,” “hereto”, “hereof” and “hereunder” or words of like import referring to the Credit Agreement, and each reference in each of the other Loan Documents to “the Credit Agreement”, “thereunder”, “thereof” or words of like import referring to the Credit Agreement, shall mean and be a reference to the Existing Credit Agreement, as amended by this Amendment. Except as expressly amended, modified or waived pursuant hereto, no other amendments, modifications or waivers to the Existing Credit Agreement or other Loan Documents are intended or implied to constitute the consent of the Administrative Agent or any Lender to any other transaction or the waiver by the Administrative Agent or any Lender of any Default or Event of Default. Except as set forth in Section 2 hereof, no other amendments or modifications to the Loan Documents are intended or implied and in all other respects the Loan Documents are hereby specifically ratified, restated and confirmed by the Borrower and each other Loan Party and other parties hereto as of the Third Amendment Effective Date. Nothing in this Amendment is intended, or shall be construed, to constitute a novation or an accord and satisfaction of any Loan Party’s Obligations under or in connection with the Credit Agreement or any of the other Loan Documents or to modify, affect or impair the perfection or continuity of the Administrative Agent’s security interests in, security titles to or other liens on any Collateral for the Obligations. The Credit Agreement and this Amendment shall be read and construed as one agreement. To the extent of conflict between the terms of this Amendment and the other Loan Documents, the terms of this Amendment shall control.

(c)    Reaffirmation. In connection with the execution and delivery of this Amendment, the Borrower and each other Loan Party, as debtors, grantors, pledgors, guarantors, or in other similar capacities in which such Loan Parties grant liens or security interests in their properties, in each case under the Loan Documents, hereby (i) acknowledges, ratifies and reaffirms all of its payment and performance Obligations, contingent or otherwise, under each Loan Document to which it is a party and all such payment Obligations are without offset, defense (other than payment in full in cash of the Obligations) or counterclaim of any kind, nature or description whatsoever; and (ii) to the extent such Loan Party granted Liens on or security interests in any of its property pursuant to any such Loan Document (including, but not limited to, the Guarantee and Collateral Agreement), hereby ratifies, reaffirms, and re-grants such grant of security and confirms that such Liens and security interests continue to secure the Obligations, and hereby acknowledges and agrees that Administrative Agent, on behalf of itself and the Lenders, has and shall continue to have valid, enforceable and perfected first priority liens (subject to certain Permitted Liens) upon and security interests in the Collateral (except as the result of any act or omission or failure to maintain physical possession of such Collateral by the Administrative Agent).

(d)    Costs and Expenses. The Borrower agrees to pay to the Administrative Agent, from time to time, upon presentation of a reasonably detailed statement, whether or not all or any of the transactions contemplated by this Amendment are consummated, all reasonable and documented costs and expenses of the Administrative Agent (including, but not limited to, the reasonable and documented costs of consultants, professionals and one primary external legal counsel, one regulatory counsel and one local counsel in each jurisdiction and, solely in the case of a conflict of interest, one additional counsel in each applicable jurisdiction to each affected group similarly situated taken as a whole, to HFS, the Administrative Agent and the Collateral Agent) in connection with the preparation, negotiation, execution, delivery or administration of this Amendment and any agreements prepared, negotiated, executed or delivered in connection with the transactions contemplated hereby, all in accordance with the terms and conditions set forth in Section 9.05 of the Credit Agreement.

(e)    Binding Effect. This Amendment shall be binding upon and inure to the benefit of each of the Borrower, the other Loan Parties and other parties hereto and their respective successors and assigns.

(f)    General Release.

(i)    In consideration of the agreements of the Administrative Agent and the Lenders contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Borrower and each other Loan Party, on behalf of itself and its successors, assigns, and other legal representatives, hereby irrevocably releases and forever discharges the Administrative Agent, each Lender and each of their respective Related Parties (each a “Lender Party” and collectively, the “Lender Parties”) of and from all demands, actions, causes of action, suits, covenants, contracts, agreements, damages and any and all other claims, counterclaims, defenses, rights of set-off, demands and liabilities whatsoever in each case solely to the extent arising from or in connection with this Amendment or the subject matter hereof (individually, a “Claim” and collectively, “Claims”) of every name and nature, known or unknown, suspected or unsuspected, both at law and in equity, which such Loan Party or any of its successors or assigns may now or hereafter own, hold, have or claim to have against the Lender Parties or any of them for, upon, or by reason of any circumstance, action, cause or thing whatsoever which arises at any time on or prior to the day and date of this

Amendment under the Credit Agreement or under any of the other Loan Documents, except that the Loan Parties (and their successors and assigns) shall have no obligation hereunder to a Lender Party with respect to any Claim resulting from the gross negligence or willful misconduct of such Lender Party as finally determined by a court of competent jurisdiction.

(ii)    The Borrower and each other Loan Party understands, acknowledges and agrees that its release set forth above may be pleaded as a full and complete defense and may be used as a basis for an injunction against any action, suit or other proceeding which may be instituted, prosecuted or attempted in breach of the provisions of such release.

(iii)    The Borrower and each other Loan Party agrees that no fact, event, circumstance, evidence or transaction which could now be asserted or which may hereafter be discovered, except as set forth above in Section 5(f)(i), shall affect in any manner the final, absolute and unconditional nature of the release set forth above.

(g)    Severability. The illegality or unenforceability of any provision of this Amendment or any instrument or agreement required hereunder shall not in any way affect or impair the legality or enforceability of the remaining provisions of this Amendment or any instrument or agreement required hereunder.

(h)    Reviewed by Attorneys. This Amendment is the result of negotiations among and have been reviewed by counsel to the Administrative Agent, Loan Parties, Lenders and the other parties hereto and are the products of all parties; accordingly, they shall not be construed against the Administrative Agent or Lenders merely because of the Administrative Agent’s or Lenders’ involvement in their preparation.

(i)    Incorporation of Credit Agreement Provisions. The provisions contained in Sections 9.02, 9.07, 9.11 and 9.15 of the Credit Agreement are incorporated herein by reference to the same extent as if reproduced herein in their entirety.

(j)    Counterparts. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page of this Amendment by facsimile or other electronic transmission (e.g., “PDF” or “TIFF”) shall be effective as delivery of a manually executed counterpart of this Amendment.

(k)    Entire Agreement. This Amendment and the Credit Agreement, as amended by this Amendment, embodies the entire agreement and understanding among the Borrower, each other Loan Party party hereto and the other parties party hereto with respect to the subject matter hereof and supersedes all prior or contemporaneous agreements and understandings of such Persons, verbal or written, relating to the subject matter hereof.

[Remainder of page intentionally blank; signature pages follow]

IN WITNESS WHEREOF, the parties have caused this Amendment to be duly executed by their respective officers thereunto duly authorized, as of the date first above written.

BORROWER:	AVADIM HEALTH, INC.

	By:	/s/ David Fann
	Name:	David Fann
	Title:	President

Avadim Health, Inc.

Amendment No. 3 to Credit Agreement

Signature Page

GUARANTORS:	RELION MANUFACTURING, INC.

	By:	/s/ David Fann
	Name:	David Fann
	Title:	Chief Executive Officer

BIONOME PROPERTIES CORP.

	By:	/s/ David Fann
	Name:	David Fann
	Title:	President

QUALITY ASSURANCE ASSOCIATES, INC.

	By:	/s/ David Fann
	Name:	David Fann
	Title:	President

AVADIM HEALTH IP, INC.

	By:	/s/ David Fann
	Name:	David Fann
	Title:	President

Avadim Health, Inc.

Amendment No. 3 to Credit Agreement

Signature Page

ADMINISTRATIVE AGENT:	HAYFIN SERVICES LLP, as Administrative Agent and Collateral Agent

	By:	/s/ Andrew Tingle
	Name:	Andrew Tingle
	Title:	Authorised Signatory

Avadim Health, Inc.

Amendment No. 3 to Credit Agreement

Signature Page

LENDERS:	HAYFIN SOF II LUXCO 2 S.À R.L., as Lender

	By:	/s/ Karen Jemmison
	Name:	Karen Jemmison
	Title:	Authorised Signatory

HAYFIN OPAL III L.P., as Lender

	By:	Hayfin Opal III GP Limited in its capacity as general partner of Hayfin Opal III L.P

		By:	/s/ Andrew Tingle
		Name:	Andrew Tingle
		Title:	Authorised Signatory

HAYFIN TOPAZ LUXCO 2 S.C.A., as Lender

	By:	Hayfin Topaz S.à.r.l. in its capacity as managing shareholder of Hayfin Topaz Luxco 2 S.C.A.

		By:	/s/ Karen Jemmison
		Name:	Karen Jemmison
		Title:	Authorised Signatory

Avadim Health, Inc.

Amendment No. 3 to Credit Agreement

Signature Page